                                                                    EXHIBIT 99.1



         AGREEMENT REGARDING DISCLOSURE OF LONG-TERM DEBT INSTRUMENTS

     In reliance upon Item 601(b)(4)(iii)(A) of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership" and, together with its controlled entities, the "Company") has not filed as an exhibit to its Form 10, dated June 18, 1998, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities and Exchange Commission upon request.



                                             AIMCO Properties, L.P.

                                             By: AIMCO-GP, Inc.
                                                 its General Partner

                                             /s/ PETER K. KOMPANIEZ
                                             -----------------------------
Date: June 22, 1998                          By: Peter K. Kompaniez
                                             Title: Vice Chairman and President